Exhibit 10.7

Execution Version

PLEDGE AGREEMENT

This PLEDGE AGREEMENT, dated as of May 5, 2008 (together with all amendments, restatements, supplements or other modifications, if any, from time to time hereto, this “Agreement”) among CHENIERE LNG HOLDINGS, LLC, a Delaware limited liability company (“Holdings”), GRAND CHENIERE PIPELINE, LLC, a Delaware limited liability company (“GCP LP”), CHENIERE PIPELINE GP INTERESTS, LLC, a Delaware limited liability company (“GCP GP” and, together with the Holdings and GCP LP, the “Pledgors” and, each, a “Pledgor”), and CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as collateral agent (in such capacity and together with its successors, the “Collateral Agent”) for and on behalf of the Secured Parties (as defined herein).

WITNESSETH:

WHEREAS, GCP LP and GCP GP, collectively, are the record and beneficial owners of 100% of the limited partnership interests (the “Initial Pledged LP Interests”) of Cheniere Creole Trail Pipeline, L.P., a Delaware limited partnership (“CCTP”) as set forth on Schedule I hereto;

WHEREAS, Holdings is the record and beneficial owner of 100% of the membership interests (the “Initial Pledged LLC Interests”) of Cheniere Common Units Holdings, LLC, a Delaware limited liability company (the “Borrower”) as set forth on Schedule I hereto;

WHEREAS, pursuant to that certain Credit Agreement dated as of May 5, 2008 by and among the Borrower, the other Loan Parties (as defined below) signatory thereto, the lenders from time to time party thereto (the “Lenders”) and Credit Suisse, as administrative agent (in such capacity the “Administrative Agent”), the Collateral Agent and a Lender (including all annexes, exhibits and schedules thereto, and as from time to time refinanced, amended, restated, amended and restated, supplemented or otherwise modified, the “Credit Agreement”), the Lenders have agreed to make Loans to the Borrower;

WHEREAS, the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Borrower to, directly or indirectly, make valuable transfers to the Pledgors (in their capacity as an affiliate of the Borrower and subsidiaries of a common indirect parent with the Borrower) in connection with the operation of their respective businesses and those of the Pledgors’ various affiliates;

WHEREAS, the Pledgors, directly or indirectly, benefit from the extensions of credit made available to the Borrower under the Credit Agreement; and

WHEREAS, in order to induce the Lenders to make the Loans as provided for in the Credit Agreement, the Pledgors have agreed to pledge the Pledged Collateral to the Collateral Agent in accordance herewith.

NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained and to induce the Lenders to make Loans under the Credit Agreement, it is agreed as follows:

1. Definitions. Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as therein defined, and the following shall have (unless otherwise provided elsewhere in this Agreement) the following respective meanings (such meanings being equally applicable to both the singular and plural form of the terms defined):

“Additional Pledged Interests” all limited partnership interests or membership interests, as the case may be, of any Pledged Entity acquired by any Pledgor after the date hereof.

“Administrative Agent” shall have the meaning assigned to such term in the recitals.

“Bankruptcy Code” means the provisions of Title 11 of the United States Code, 11 U.S.C. §§ 101 et seq., as amended or supplemented from time to time, or any successor statute, and any and all rules and regulations issued or promulgated in connection therewith.

“Borrower” shall have the meaning assigned to such term in the recitals.

“CCTP” shall have the meaning assigned to such term in the recitals.

“Collateral Agent” shall have the meaning assigned to such term in the preamble.

“Credit Agreement” shall have the meaning assigned to such term in the recitals.

“GCP GP” shall have the meaning assigned to such term in the preamble.

“GCP LP” shall have the meaning assigned to such term in the preamble.

“Initial Pledged LLC Interests” shall have the meaning assigned to such term in the recitals.

“Initial Pledged LP Interests” shall have the meaning assigned to such term in the recitals.

“Lien” means shall mean any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing and (ii) any purchase option, call or similar right of a third party with respect to any Pledged Equity Interests.

“Organizational Documents” means that certain (i) Agreement of Limited Partnership of CCTP, dated as of March 30, 2006, between GCP LP and GCP GP, as amended by the First Amendment to Agreement of Limited Partnership of CCTP, dated as of April 1, 2008, and (ii) Limited Liability Company Agreement of the Borrower, dated as of March 27, 2008, entered into by Holdings, in each case together with all amendments, restatements, supplements or other modifications, if any, from time to time as permitted thereunder.

“Pledged Collateral” has the meaning assigned to such term in Section 2 hereof.

“Pledged Entities” shall mean, collectively, the Borrower and CCTP.

“Pledged Equity Interests” shall mean, collectively, the Initial Pledged LP Interest, the Initial Pledged LLC Interests and any Additional Pledged Interest.

“Proceeds” has the meaning set forth in Section 9-102(a)(64) of the UCC.

“Secured Obligations” has the meaning assigned to such term in Section 3 hereof.

“Secured Parties” shall mean, collectively, the Administrative Agent, the Collateral Agent and the Lenders.

“Termination Date” shall mean the date on which the Loans have been indefeasibly repaid in full and all other Obligations under the Credit Agreement and the other Loan Documents have been completed and discharged.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of, or remedies with respect to, any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such perfection, priority or remedies.

2. Pledge. The Pledgors hereby pledge and grant to the Collateral Agent a first priority security interest in all of the following (collectively, the “Pledged Collateral”):

(a) the Pledged Equity Interests and the certificates representing the Pledged Equity Interests, any securities entitlements relating thereto and all cash or non-cash dividends and distributions, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Equity Interests;

(b) all options, rights or other agreements relating to the Pledged Equity Interests;

(c) all management and other rights of the Pledgors under the Organizational Documents;

(d) all rights of the Pledgors under any shareholder or voting trust agreement or similar agreement relating to the Pledged Equity Interests; and

(e) all Proceeds of the foregoing.

3. Security for Obligations. This Agreement secures, and the Pledged Collateral is security for, the prompt payment in full when due, whether at stated maturity, by acceleration or otherwise, and performance of all Obligations of any kind of the Borrower under or in connection with the Credit Agreement and the other Loan Documents and all obligations of the Pledgors now or hereafter existing under this Agreement including, without limitation, all fees, costs and expenses whether in connection with collection actions hereunder or otherwise (collectively, the “Secured Obligations”).

4. Delivery of Pledged Collateral. All certificates and instruments evidencing the Pledged Equity Interests shall be delivered to the Collateral Agent on or prior to the date hereof and held by or on behalf of the Collateral Agent pursuant hereto. All certificates and instruments evidencing any Additional Pledged Interests or other Pledged Collateral shall be delivered to the Collateral Agent promptly after the Pledgors acquire rights therein and held by or on behalf of the Collateral Agent pursuant hereto. All Pledged Equity Interests or other Pledged Collateral delivered to the Collateral Agent shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Collateral Agent.

5. Representations and Warranties. The Pledgors represent and warrant to the Collateral Agent that:

(a) The Pledgors are, and at the time of delivery of the Pledged Equity Interests to the Collateral Agent will be, the sole holders of record and the sole beneficial owners of such Pledged Collateral pledged by the Pledgors free and clear of any Lien thereon or affecting the title thereto, except for any Lien created by this Agreement;

(b) All of the Pledged Equity Interests have been duly authorized, validly issued and are fully paid and non-assessable;

(c) The Pledgors have the right and requisite authority to pledge, assign, transfer, deliver, deposit and set over the Pledged Collateral pledged by the Pledgors to the Collateral Agent as provided herein;

(d) None of the Pledged Equity Interests has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject;

(e) Schedule I hereto sets forth the percentage of the issued and outstanding interests in the Pledged Equity Interests owned by the Pledgors and the certificates, if any, representing such Pledged Equity Interests. As of the date hereof, there are no existing options, warrants, calls or commitments of any character whatsoever relating to the Pledged Equity Interests;

(f) No consent, approval, authorization or other order or other action by, and no notice to or filing with, any Governmental Authority or any other Person is required (i) for the pledge by the Pledgors of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by the Pledgors, or (ii) for the exercise by the Collateral Agent of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement, except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally;

(g) The pledge, assignment and delivery of the Pledged Collateral pursuant to this Agreement will create a valid first priority Lien on and a first priority perfected security interest in favor of the Collateral Agent in the Pledged Collateral and the proceeds thereof, securing the payment of the Secured Obligations, subject to no other Lien;

(h) This Agreement has been duly authorized, executed and delivered by the Pledgors and constitutes a legal, valid and binding obligation of the Pledgors enforceable against the Pledgors in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability;

(i) None of the Pledged Equity Interests are, or represent interests in entities that are: (a) registered as investment companies and (b) are dealt in or traded on securities exchanges or markets.

(j) The Pledgors that are not natural persons have been duly organized as limited partnerships or limited liability companies, as the case may be, solely under the laws of Delaware and remain duly existing as such. The full legal names of the Pledgors are as set forth on the signature pages hereof and, except as disclosed to the Collateral Agent in the Perfection Certificate, they have not done in the last five (5) years, and do not do, business under any other names (including any trade-names or fictitious business names;

(k) Other than the financing statements filed in favor of the Collateral Agent, no effective UCC financing statement, fixture filing or other instrument similar in effect under any applicable law covering all or any part of the Collateral is on file in any filing or recording office; and

(l) The Organizational Documents for each Pledged Entity and the certificates evidencing each Pledged Equity Interest expressly provide that such Pledged Equity Interests are securities governed by the uniform commercial code of the state of Delaware and each other applicable jurisdiction.

6. Covenants and Agreements. The Pledgors covenant and agree that until the Termination Date:

(a) Except as permitted by and in accordance with Section 7(c) of this Agreement and Section 6.12 of the Credit Agreement, without the prior written consent of the Collateral Agent the Pledgors will not sell, assign, transfer, pledge, or otherwise encumber any of its rights in or to the Pledged Collateral, or any unpaid dividends, interest or other distributions or payments with respect to the Pledged Collateral or grant a Lien in the Pledged Collateral;

(b) without the prior written consent of the Collateral Agent, the Pledgors shall not vote to enable or take any other action to: (i) amend or terminate any Organizational Documents in any way that materially and adversely changes the rights of the Pledgors with respect to any Pledged Collateral or adversely affects the validity, perfection or priority of the Collateral Agent’s security interest, (ii) permit any Pledged Entity to issue any additional limited partnership interests, membership interests or other equity interests of any nature or to issue securities convertible into or granting the right of purchase or exchange for any equity interest of any nature of such Pledged Entity, other than to an entity that is already a Pledgor hereunder and concurrently with the delivery of any such additional pledged interests to the Collateral Agent as collateral hereunder or (iii) permit any Pledged Entity to dispose of all or a material portion of its assets if such disposition would be in violation of the Credit Agreement;

(c) the Pledgors shall comply in all material respects with all of their obligations under the Organizational Documents and shall enforce all of its rights thereunder;

(d) the Pledgors will, at their expense, promptly execute, acknowledge and deliver all such instruments and take all such actions as the Collateral Agent from time to time may reasonably request in order to ensure to the Collateral Agent the benefits of the Liens in and to the Pledged Collateral intended to be created by this Agreement, including the filing of any necessary UCC financing statements, which may be filed by the Collateral Agent with or (to the extent permitted by law) without the signature of the Pledgors, and will cooperate with the Collateral Agent, at the Pledgors’ expense, in obtaining all necessary approvals and making all necessary filings under federal, state, local or foreign law in connection with such Liens or any sale or transfer of the Pledged Collateral;

(e) the Pledgors have and will defend the title to the Pledged Collateral and the Liens of the Collateral Agent in the Pledged Collateral against the claim of any Person and will maintain and preserve such Liens;

(f) all Pledged Equity Interests shall be “certificated securities” within the meaning of Article 8; and

(g) each Pledgor hereby consents to the grant by each other Pledgor of a security interest in the Pledged Equity Interests to the Collateral Agent and, without limiting the foregoing, consents to the transfer of any Pledged Equity Interest to the Collateral Agent or its designee upon the occurrence and during the continuation of an Event of Default and to the substitution of the Secured Party or its designee as a member in any limited liability company or limited partner in any limited partnership, as the case may be, with all the rights and powers related thereto.

7. The Pledgors’ Rights. As long as no Default or Event of Default shall have occurred and be continuing and until written notice shall be given to the Pledgors in accordance with Section 8(a) hereof:

(a) The Pledgors shall have the right, from time to time, subject to Section 6 hereof, to vote and give consents with respect to the Pledged Collateral, provided that, without the prior written consent of the Collateral Agent, no Pledgor will vote, exercise ownership rights or take actions to enter into any agreement or undertaking restricting the right or ability of it or the Collateral Agent to sell, assign or transfer any of such Pledged Collateral or proceeds thereof or otherwise take actions which would be materially inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document.

(b) (i) The Pledgors shall be entitled, from time to time, to collect and receive for their own use all cash dividends and other distributions paid in respect of the Pledged Equity Interests; and (ii) all non-cash dividends and other distributions in respect of any of the Pledged Equity Interests, whenever paid or made, shall be delivered to the Collateral Agent to hold as Pledged Collateral and shall, if received by any Pledgor, be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of such Pledgor, and be forthwith delivered to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary indorsement).

(c) Each of GCP LP and GCP GP shall have the right, upon ten (10) days’ notice to the Collateral Agent, to transfer any or all of its Pledged Equity Interests in CCTP to another domestic wholly-owned subsidiary of CEI; provided that such transferee shall, on or prior to the date of such transfer, pursuant to documentation in form and substance satisfactory to the Collateral Agent, become a party hereto, a “Pledgor” hereunder and a “Loan Party” for all purposes under the Loan Documents, with the same force and effect as if it were originally a party to this Pledge Agreement and named as a “Pledgor” hereunder.

8.	Defaults and Remedies; Proxy.

(a) Upon the occurrence of an Event of Default and during the continuation of such Event of Default, and concurrently with written notice to any of the Pledgors, the Collateral Agent (personally or through an agent) is hereby authorized and empowered to transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations, to exercise the voting and all other rights as a holder with respect thereto, to collect and receive all cash dividends, interest, principal and other distributions made thereon, to sell in one or more sales after ten (10) days’ notice of the time and place of any public sale or of the time at which a private sale is to take place (which notice each Pledgor agrees is commercially reasonable) the whole or any part of the Pledged Collateral and to otherwise act with respect to the Pledged Collateral as though the Collateral Agent was the outright owner thereof. Any sale shall be made at a public or private sale at the Collateral Agent’s place of business, or at any place to be named in the notice of sale, either for cash or upon credit or for future delivery at such price as the Collateral Agent may deem fair, and the Collateral Agent may be the purchaser of the whole or any part of the Pledged Collateral so sold and hold the same thereafter in its own right free from any claim of any Pledgor or any right of redemption. Each sale shall be made to the highest bidder, but the Collateral Agent reserves the right to reject any and all bids at such sale which, in its discretion, it shall deem inadequate. Demands of performance, except as otherwise herein specifically provided for, notices of sale, advertisements and the presence of property at sale are hereby waived and any sale hereunder may be conducted by an auctioneer or any officer or agent of the Collateral Agent. EACH OF THE PLEDGORS HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS SECURED PARTY AS THE PROXY AND ATTORNEY-IN-FACT OF SUCH PLEDGOR WITH RESPECT TO THE PLEDGED COLLATERAL, INCLUDING THE RIGHT TO VOTE THE PLEDGED EQUITY INTERESTS, WITH FULL POWER OF SUBSTITUTION TO DO SO. THE APPOINTMENT OF SECURED PARTY AS PROXY AND ATTORNEY-IN-FACT IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL THE TERMINATION DATE. IN ADDITION TO THE RIGHT TO VOTE THE PLEDGED EQUITY INTERESTS, THE APPOINTMENT OF SECURED PARTY AS PROXY AND ATTORNEY-IN-FACT SHALL INCLUDE THE RIGHT TO EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF THE PLEDGED EQUITY INTERESTS WOULD BE ENTITLED (INCLUDING GIVING OR WITHHOLDING WRITTEN CONSENTS OF SHAREHOLDERS, CALLING SPECIAL MEETINGS OF SHAREHOLDERS AND VOTING AT SUCH MEETINGS). SUCH PROXY SHALL BE EFFECTIVE, AUTOMATICALLY AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF ANY PLEDGED EQUITY INTERESTS ON THE RECORD BOOKS OF APPLICABLE PLEDGED ENTITY THEREOF) BY ANY

PERSON (INCLUDING ANY PLEDGED ENTITY OR ANY OFFICER OR SECURED PARTY THEREOF), UPON THE OCCURRENCE OF AN EVENT OF DEFAULT. NOTWITHSTANDING THE FOREGOING, SECURED PARTY SHALL NOT HAVE ANY DUTY TO EXERCISE ANY SUCH RIGHT OR TO PRESERVE THE SAME AND SHALL NOT BE LIABLE FOR ANY FAILURE TO DO SO OR FOR ANY DELAY IN DOING SO.

(b) If, at the original time or times appointed for the sale of the whole or any part of the Pledged Collateral, the highest bid, if there be but one sale, shall be inadequate to discharge in full all the Secured Obligations, or if the Pledged Collateral be offered for sale in lots, if at any of such sales, the highest bid for the lot offered for sale would indicate to the Collateral Agent, in its discretion, that the proceeds of the sales of the whole of the Pledged Collateral would be unlikely to be sufficient to discharge all the Secured Obligations, the Collateral Agent may, on one or more occasions and in its discretion, postpone any of said sales by public announcement at the time of sale or the time of previous postponement of sale, and no other notice of such postponement or postponements of sale need be given, any other notice being hereby waived; provided, however, that any sale or sales made after such postponement shall be after ten (10) days’ notice to the Pledgors.

(c) If, at any time when the Collateral Agent shall determine to exercise its right to sell the whole or any part of the Pledged Collateral hereunder, such Pledged Collateral or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act of 1933, as amended (or any similar statute then in effect) (the “Act”), the Collateral Agent may, in its discretion (subject only to applicable requirements of law), sell such Pledged Collateral or part thereof by private sale in such manner and under such circumstances as the Collateral Agent may deem necessary or advisable, but subject to the other requirements of this Section 8, and shall not be required to effect such registration or to cause the same to be effected. Without limiting the generality of the foregoing, in any such event, the Collateral Agent in its discretion (i) may, in accordance with applicable securities laws, proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Pledged Collateral or part thereof could be or shall have been filed under said Act (or similar statute), (ii) may approach and negotiate with a single possible purchaser to effect such sale, and (iii) may restrict such sale to a purchaser who is an accredited investor under the Act and who will represent and agree that such purchaser is purchasing for its own account, for investment and not with a view to the distribution or sale of such Pledged Collateral or any part thereof. In addition to a private sale as provided above in this Section 8, if any of the Pledged Collateral shall not be freely distributable to the public without registration under the Act (or similar statute) at the time of any proposed sale pursuant to this Section 8, then the Collateral Agent shall not be required to effect such registration or cause the same to be effected but, in its discretion (subject only to applicable requirements of law), may require that any sale hereunder (including a sale at auction) be conducted subject to restrictions:

(i) as to the financial sophistication and ability of any Person permitted to bid or purchase at any such sale;

(ii) as to the content of legends to be placed upon any certificates representing the Pledged Collateral sold in such sale, including restrictions on future transfer thereof;

(iii) as to the representations required to be made by each Person bidding or purchasing at such sale relating to that Person’s access to financial information about the Pledgors and such Person’s intentions as to the holding of the Pledged Collateral so sold for investment for its own account and not with a view to the distribution thereof; and

(iv) as to such other matters as the Collateral Agent may, in its discretion, deem necessary or appropriate in order that such sale (notwithstanding any failure so to register) may be effected in compliance with the Bankruptcy Code and other laws affecting the enforcement of creditors’ rights and the Act and all applicable state securities laws.

(d) The Pledgors recognize that the Collateral Agent may be unable to effect a public sale of any or all the Pledged Collateral and may be compelled to resort to one or more private sales thereof in accordance with clause (c) above. The Pledgors also acknowledge that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agree that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private. The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit any Pledged Entity to register such securities for public sale under the Act, or under applicable state securities laws, even if the Pledgors and such Pledged Entity would agree to do so.

(e) The Pledgors agree to the maximum extent permitted by applicable law that following the occurrence and during the continuance of an Event of Default it will not at any time plead, claim or take the benefit of any appraisal, valuation, stay, extension, moratorium or redemption law now or hereafter in force in order to prevent or delay the enforcement of this Agreement, or the absolute sale of the whole or any part of the Pledged Collateral or the possession thereof by any purchaser at any sale hereunder, and the Pledgors waive the benefit of all such laws to the extent it lawfully may do so. The Pledgors agree that it will not interfere with any right, power and remedy of the Collateral Agent provided for in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by the Collateral Agent of any one or more of such rights, powers or remedies. No failure or delay on the part of the Collateral Agent to exercise any such right, power or remedy and no notice or demand which may be given to or made upon the Pledgors by the Collateral Agent with respect to any such remedies shall operate as a waiver thereof, or limit or impair the Collateral Agent’s right to take any action or to exercise any power or remedy hereunder, without notice or demand, or prejudice its rights as against the Pledgors in any respect.

(f) The Pledgors further agree that a breach of any of the covenants contained in this Section 8 will cause irreparable injury to the Collateral Agent, that the Collateral Agent shall have no adequate remedy at law in respect of such breach and, as a consequence, agree that each and every covenant contained in this Section 8 shall be specifically enforceable against the Pledgors, and the Pledgors hereby waive and agree not to assert any defenses against an action for specific performance of such covenants except for a defense that the Secured Obligations are not then due and payable in accordance with the agreements and instruments governing and evidencing such obligations.

(g) Each Pledgor hereby authorizes and instructs each Pledged Entity to (i) comply with any instruction received by it from the Collateral Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from any Pledgor, and each Pledgor agrees that each Pledged Entity shall be fully protected in so complying, and (ii) upon any such instruction following the occurrence and during the continuance of an Event of Default, pay any dividends or other payments with respect to the Pledged Equity Interests, directly to the Collateral Agent.

9. Waiver. No delay on the Collateral Agent’s part in exercising any power of sale, Lien, option or other right hereunder, and no notice or demand which may be given to or made upon any Pledgor by the Collateral Agent with respect to any power of sale, Lien, option or other right hereunder, shall constitute a waiver thereof, or limit or impair the Collateral Agent’s right to take any action or to exercise any power of sale, Lien, option, or any other right hereunder, without notice or demand, or prejudice the Collateral Agent’s rights as against such Pledgor in any respect.

10. Assignment. The Collateral Agent may assign, indorse or transfer any instrument evidencing all or any part of the Secured Obligations as provided in, and in accordance with, the Credit Agreement, and the holder of such instrument shall be entitled to the benefits of this Agreement.

11. Termination. Immediately following the Termination Date, the Collateral Agent shall deliver to Pledgors the Pledged Collateral pledged by the Pledgors at the time subject to this Agreement and all instruments of assignment executed in connection therewith, free and clear of the Liens hereof and, except as otherwise provided herein, all of the Pledgors’ obligations hereunder shall at such time terminate.

12. Lien Absolute and Unconditional; Waiver of Suretyship Defenses.

(a) All rights of the Collateral Agent hereunder, and all obligations of each Pledgor hereunder, shall be absolute and unconditional irrespective of, and each Pledgor hereby waives any defense based on:

(i) any lack of validity or enforceability of the Credit Agreement, any other Loan Document or any other agreement or instrument governing or evidencing any Secured Obligations;

(ii) any defense, set-off or counterclaim (other than a defense of payment in full) which may at any time be available to or be asserted by the Borrower, such Pledgor or any other Person against the Collateral Agent;

(iii) any change in the time, manner or place of payment of, or in any other term of, all or any part of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument governing or evidencing any Secured Obligations;

(iv) any exchange, release or non-perfection of any other Collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations;

(v) the insolvency of any Pledgor or any other Loan Party;

(vi) any other circumstance which might otherwise constitute a defense available to, or a discharge of, such Pledgor; or

(vii) any exchange, release and/or surrender of all or any of the collateral securing the Secured Obligations (including, without limitation, the Pledged Collateral), or any part thereof, by whomsoever deposited, which is now or may hereafter be held by the Collateral Agent in connection with all or any of the Secured Obligations; all in such manner and upon such terms as the Collateral Agent may deem proper, and without notice to or further assent from any Pledgor, it being hereby agreed that each Pledgor shall be and remain bound upon this Agreement, irrespective of the value or condition of any of the Collateral, and notwithstanding any such change, exchange, settlement, compromise, surrender, release, renewal or extension, and notwithstanding also that the Secured Obligations may, at any time, exceed the aggregate principal amount thereof set forth in the Credit Agreement, or any other agreement governing any Secured Obligations. Each Pledgor hereby waives notice of acceptance of this Agreement, and also presentment, demand, protest and notice of dishonor of any and all of the Secured Obligations, and promptness in commencing suit against any party hereto or liable hereon, and in giving any notice to or of making any claim or demand hereunder upon such Pledgor. No act or omission of any kind on the Collateral Agent’s part shall in any event affect or impair this Agreement.

(b) Each Pledgor hereby waives any and all notice of the creation, renewal, extension or accrual of any of the Secured Obligations and notice of or proof of reliance by the Collateral Agent upon such Pledgor’s obligations under this Agreement; the Secured Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon such Pledgor’s obligations under this Agreement; and all dealings between the Borrower and the Pledgors, on the one hand, and the Collateral Agent, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon each Pledgor’s obligations under this Agreement.

(c) Each Pledgor hereby waives diligence, presentment, demand or protest (to the extent permitted by applicable law) of any kind in connection with this Agreement or any collateral securing the Secured Obligations, including, without limitation, the Pledged Collateral. Except for notices provided for herein, each Pledgor hereby waives notice (to the extent permitted by applicable law) of any kind in connection with this Agreement or any collateral securing the Secured Obligations, including, without limitation, the Pledged Collateral. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Pledgor, the Collateral Agent may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Pledgor or any other Person or against any collateral security or guarantee for the Secured Obligations or any right of offset with respect thereto, and any failure by the Collateral Agent to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Pledgor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Pledgor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Pledgor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Collateral Agent against such Pledgor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

13. Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Pledgor or any Pledged Entity for liquidation or reorganization, should any Pledgor or any Pledged Entity become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of a Pledgor’s or a Pledged Entity’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference”, “fraudulent conveyance”, or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

14. Miscellaneous.

(a) The Collateral Agent may execute any of its duties hereunder by or through agents or employees and shall be entitled to advice of counsel concerning all matters pertaining to its duties hereunder.

(b) The Pledgors agree to promptly reimburse the Collateral Agent for actual out-of-pocket expenses, including, without limitation, reasonable counsel fees, incurred by the Collateral Agent in connection with the administration and enforcement of this Agreement.

(c) Neither the Collateral Agent, nor any of its respective officers, directors, employees, agents or counsel shall be liable for any action lawfully taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

(d) THIS AGREEMENT SHALL BE BINDING UPON EACH PLEDGOR AND ITS SUCCESSORS AND ASSIGNS (INCLUDING A DEBTOR-IN-POSSESSION ON BEHALF OF ANY PLEDGOR), AND SHALL INURE TO THE BENEFIT OF, AND BE ENFORCEABLE BY, SECURED PARTY AND ITS SUCCESSORS AND ASSIGNS AND NONE OF THE TERMS OR PROVISIONS OF THIS AGREEMENT MAY BE WAIVED, ALTERED, MODIFIED OR AMENDED EXCEPT IN WRITING DULY SIGNED FOR AND ON BEHALF OF SECURED PARTY AND THE PLEDGORS. THIS AGREEMENT AND ANY CLAIM OR CONTROVERSY ARISING OUT OF THE SUBJECT MATTER HEREOF (WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE) SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE

LAWS OF THE STATE OF NEW YORK (OTHER THAN ANY CHOICE OF LAW RULES THAT WOULD RESULT IN THE APPLICATION OF LAWS OTHER THAN THE LAW OF THE STATE OF NEW YORK).

(e) EACH PARTY HERETO HEREBY IRREVOCABLY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE COURTS OF THE STATE OF NEW YORK AND OF THE FEDERAL COURTS LOCATED IN NEW YORK, NEW YORK IN CONNECTION WITH ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

15. Severability. If for any reason any provision or provisions hereof are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or effect those portions of this Agreement which are valid.

16. Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give or serve upon any other a communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and either shall be delivered in person or sent by registered or certified mail, return receipt requested, with proper postage prepaid, or by facsimile transmission and confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided herein:

(a) If to the Collateral Agent, at: Credit Suisse, Eleven Madison Avenue, OMA-2, New York, NY 10010, Attention of Agency Group Manager (Fax No. (212) 322-2291); and

(b) If to the Pledgors, at: to Cheniere Energy, Inc., 700 Milam Street, Suite 800, Houston, Texas 77002, Attention: Graham McArthur, Treasurer, Facsimile No.: (713) 375-6290, Telephone No.: (713) 375-5290,

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly served, given or delivered (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this Section 16), (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid, or (d) when delivered, if hand-delivered by messenger. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

17. Section Titles. The Section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

18. Counterparts. This Agreement may be executed in any number of counterparts, which shall, collectively and separately, constitute one agreement.

19. Benefit of the Collateral Agent. All security interests granted or contemplated hereby shall be for the benefit of the Collateral Agent, and all proceeds or payments realized from the Pledged Collateral in accordance herewith shall be applied to the Obligations in accordance with the terms of the Credit Agreement.

[signature page follows]

Execution Version

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

CHENIERE LNG HOLDINGS, LLC

By:	/s/ Graham A. McArthur
Name:	Graham A. McArthur
Title:	Treasurer

GRAND CHENIERE PIPELINE, LLC

By:	/s/ Graham A. McArthur
Name:	Graham A. McArthur
Title:	Treasurer

CHENIERE PIPELINE GP INTERESTS, LLC

By:	/s/ Graham A. McArthur
Name:	Graham A. McArthur
Title:	Treasurer

CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as Collateral Agent for and on behalf of the Secured Parties

By:	/s/ Robert Nydegger
Name:	Robert Nydegger
Title:	Managing Director

By:	/s/ Damien Dwin
Name:	Damien Dwin
Title:	Director

SCHEDULE I

PLEDGED EQUITY INTERESTS

Pledged Entity	Class of Interests	Certificate Number(s)	Number of Shares	Percentage of Outstanding Shares
Cheniere Common Units Holding, LLC	N/A	1	1000	100%
Cheniere Creole Trail Pipeline, L.P.	N/A	1	N/A	100%